Exhibit 1.1

Execution Version

EMERGE ENERGY SERVICES LP

3,515,388 Common Units
Representing Limited Partner Interests

UNDERWRITING AGREEMENT

New York, New York

June 20, 2014

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

MORGAN STANLEY & CO. LLC

WELLS FARGO SECURITIES, LLC

As Representatives of the several Underwriters,

c/o MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Insight Equity Management Company LLC, a Texas limited liability company (“Insight”), and the other unitholders named in Schedule I hereto (together with Insight, the “Selling Unitholders”), propose to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 3,515,388 common units (the “Firm Units”), each representing a limited partner interest (“Common Units”) in Emerge Energy Services LP, a Delaware limited partnership (the “Partnership”).  The Selling Unitholders also propose to grant to the Underwriters an option to purchase up to 527,307 additional Common Units, (the “Option Units”; the Option Units, together with the Firm Units, being hereinafter called the “Units”).  Certain terms used herein are defined in Section 22 hereof.

The Partnership was formed by its sole general partner, Emerge Energy Services GP LLC, a Delaware limited liability company (the “General Partner”), and by its sole limited partner, Superior Silica Resources LLC, a Texas limited liability company (“SSR”), to own, operate, acquire and develop a diversified portfolio of energy service assets that were previously owned in part and operated, directly or indirectly, by entities controlled by Insight, and its affiliated investment funds and its controlling equity owners, as described more particularly in the Preliminary Prospectus.

Reference herein to: (1) “Partnership Parties” means the Partnership, the General Partner, and Emerge Energy Services Operating LLC (the “Operating Company”); (2) “Partnership Entities” means the General Partner, the Partnership, the Operating Company,

Superior Silica Sands LLC, a Texas limited liability company (“SSS”), Direct Fuels, LLC, a Delaware limited liability company (“Direct Fuels”), Allied Energy Company LLC, an Alabama limited liability company (“AEC”), Allied Renewable Energy, LLC, a Delaware limited liability company (“Allied Renewable”) and Emerge Energy Distributors Inc., a Delaware corporation (“EED”);(3) “Partnership Subsidiaries” means the Operating Company, SSS, Direct Fuels, AEC and EED and (4) “GP Holdings” means Emerge Energy Services Holdings LLC, a Delaware limited liability company.

This is to confirm the agreement among the Partnership Parties, the Selling Unitholders and the Underwriters concerning the purchase by the Underwriters of the Firm Units and of the Option Units, if any, from the Selling Unitholders.

1.                                 Representations and Warranties of the Partnership Parties.  Each of the Partnership Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)                                 (A) The Partnership has prepared and filed with the Commission a registration statement (File Number 333-196465) on Form S-3, including a related Preliminary Prospectus, for registration under the Act of the offering and sale of the Units.  Such Registration Statement, including all amendments thereto filed prior to the Execution Time, has become effective.  The Partnership may have filed one or more amendments thereto, including a related Preliminary Prospectus, each of which has previously been furnished to you.  The Partnership will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Partnership has advised the Representatives, prior to the Execution Time, will be included or made therein.

(b)                                 The Partnership meets the requirements for use of Form S-3 under the 1933 Act and the Units have been duly registered under the 1933 Act pursuant to the Registration Statement.  The Registration Statement and any post-effective amendments thereto have become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Partnership, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Registration Statement was initially filed with the Commission on June 2, 2014

(c)                                  (A) At the respective times the Registration Statement or any amendments thereto were filed with the Commission, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at any time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Units in reliance on the exemption of Rule 163 and (D) at the date hereof, the Partnership was and is a “well-known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer” as defined in Rule 405 in connection with the offering and sale of the Units hereunder (without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405).  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 and the Units, since their registration on the Registration Statement, have been and remain eligible for registration by the Partnership on such an “automatic shelf registration statement.”  The Partnership has not received from the Commission any notice pursuant to Rule 401(g)(2) objecting to the use of the automatic shelf registration statement form.

(d)                                 Each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Act and did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except with respect to Rule 430A Information permitted to be omitted from the Preliminary Prospectus. On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to the information contained in or omitted from the Registration Statement, each Preliminary Prospectus or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement, each Preliminary Prospectus or the Prospectus  (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(c) hereof.

(e)                                  As of the Execution Time, the Closing Date and each settlement date,  (i) the Disclosure Package (ii) each electronic road show, when taken together as a whole with the Disclosure Package, and (iii) each individual Written Testing the Waters Communication, when taken together as a whole with the Disclosure Package, does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(c) hereof.

(f)                                   From the time of initial filing of the Registration Statement with the Commission (or, if earlier, the first date on which the Partnership engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the Execution Time, the Partnership has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(g)                                  The Partnership (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A or institutions that are accredited investors within the meaning of Rule 501 and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Partnership reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications.  The Partnership has not distributed any Written Testing-the-Waters Communications.

(h)                                 Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified; provided, however, that the Partnership makes no representations or warranties as to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Partnership by, or on behalf of, any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(c) hereof.

(i)                                     Each of the Partnership Entities has been duly formed and is validly existing as a limited partnership or limited liability company, as applicable, in good standing under the laws of its jurisdiction of formation or organization with full power and authority to enter into and perform its obligations under this Agreement, to own or lease, as the case may be, and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and each settlement date and conduct its business as currently conducted or as to be conducted on the Closing Date and each settlement date, in each case in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.  Each of the Partnership Entities is, or at the Closing date and each settlement date will be,  duly registered or qualified to transact business as a foreign limited partnership or limited liability company, as applicable, in and is in good standing under the laws of each jurisdiction which requires, or at the Closing Date and each settlement date will require, such registration or qualification (all of such jurisdictions being listed on Schedule V hereto), except where the failure to be so registered or qualified would not (i) have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties (including, for the avoidance of doubt, the Partnership Properties) of the Partnership Entities, taken as a whole, (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(j)                                    The General Partner has, and on the Closing Date and each settlement date will have, full power and authority to serve as general partner of the Partnership in all material respects as described in the Registration Statement, the Disclosure Package and the Prospectus.

(k)                                 On the Closing Date and each settlement date, (i) GP Holdings will own all of the limited liability company interests in the General Partner; (ii) such limited liability company interests will be duly authorized and validly issued in accordance with the Amended and Restated Limited Liability Company Agreement of the General Partner (the “GP LLC Agreement”), and will be fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); (iii) GP Holdings will own such limited liability company interests free and clear of all liens, encumbrances, security interests, charges or other claims (collectively, “Liens”); and (iv) no other interest in the General Partner will be issued or outstanding.

(l)                                     The General Partner is, and on the Closing Date and each settlement date will be, the sole general partner of the Partnership, with non-economic general partner interest in the Partnership; such general partner interest has been, and on the Closing Date and each settlement date will be, duly authorized and validly issued in accordance with the First Amended and Restated Agreement of Limited Partnership of the Partnership (the “Partnership Agreement”); and the General Partner owns, and on the Closing Date and each settlement date will own, such general partner interest free and clear of all Liens except as described in the Registration Statement, the Disclosure Package and the Prospectus.

(m)                             On the Closing Date and each settlement date (i) all of the equity interests in each of the Partnership Subsidiaries will be owned as set forth on Schedule VI hereto; (ii) all of such equity interests will be duly authorized and validly issued in accordance with the limited partnership or limited liability company agreement, as applicable, of each such Partnership Subsidiary (collectively, the “Subsidiary Organizational Agreements”), and will be fully paid (to the extent required by the applicable Subsidiary Organizational Agreement) and nonassessable (except (A) with respect to a Delaware limited liability company, as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act, (B) with respect to a Texas limited liability company, as such nonassessability may be affected by Section 101.206 of the Texas Business Organizations Code (“TBOC”), and (C) with respect to an Alabama limited liability company, as such nonassessability may be affected by Sections 10-12-29 the Alabama Limited Liability Company Act); (iii) all of such equity interests will be owned free and clear of all Liens, except for Liens created by, arising under or securing obligations under the Revolving Credit  and Security Agreement, dated as of May 14, 2013, by and among the Partnership, the Borrowers party thereto and PNC Bank, National Association, as administrative agent and collateral agent, as amended (the “Credit Agreement”); and (iv) no other interest in any of the Partnership Subsidiaries will be issued or outstanding other than as set forth on Schedule VI.

(n)                                 The issued and outstanding partnership interests of the Partnership consist of 23,713,022 Common Units and the general partner interest.  On the Closing Date and each settlement date, as the case may be, all outstanding Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) or as otherwise described in the Pricing Prospectus under the caption “The Partnership Agreement—Limited Liability”) and conform in all material respects to the description of the Common Units in the Prospectus.

(o)                                 Other than its non-economic general partner interest in the Partnership, the General Partner will not, on the Closing Date and each settlement date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.  Other than as set forth on Schedule VI hereto, neither the Partnership nor the Operating Company will, on the Closing Date and each settlement date, own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(p)                                 Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of any of the Partnership Entities. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of any of the Partnership Entities, other than as have been complied with or waived.

(q)                                 Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. This Agreement has been duly authorized, executed and delivered by each of the Partnership Parties.

(r)                                    None of (i) the offering, issuance or sale of the Units, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, (iii) the consummation of any other transactions contemplated by this Agreement or (iv) the application of the proceeds as described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus, (A) conflicts or will conflict with, or constitutes or will constitute a violation of, the partnership agreement, limited liability company agreement, certificate of limited partnership, certificate of formation, conversion or other constituent document (collectively, the “Organizational Documents”) of any of the Partnership Entities, (B) conflicts or will conflict with, or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both would constitute such a default), the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any Partnership Entity is a party or bound or to which any of its properties is subject, (C) violates or will violate any statute, law, rule, regulation, judgment, order, decree or injunction of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any Partnership Entity or any of its properties in a proceeding to which such Partnership Entity or its property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the Credit Agreement), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions contemplated by this Agreement.

(s)                                   No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale of the Units as described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership Parties, (iii) the consummation of any other transactions contemplated by this Agreement other than (A) registration of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith) and Consents required under the Exchange Act, (B) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (C) Consents under the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (D) Consents that have been, or prior to the Closing Date will be, obtained and (E) Consents that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions contemplated by this Agreement.

(t)                                    None of the Partnership Entities is (i) in violation of any provision of its Organizational Documents, (ii) in violation of any statute, law, rule, regulation, judgment, order, decree or injunction of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Partnership Entity or any of its properties, as applicable, or (iii) in breach, default (or an event that, with notice or lapse of time or both, would constitute such a breach or default) or violation in the performance of the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or by which it or any of its properties is bound or subject, which breach, default or violation in the case of clauses (ii) or (iii) would reasonably be expected to have a Material Adverse Effect.

(u)                                 The Units conform, in all material respects, to the descriptions thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(v)                                 No labor problem or dispute with the employees of any of the Partnership Entities who are engaged in the operation of the Partnership Properties exists or is threatened or imminent, and the Partnership Parties are not aware of any existing or threatened or imminent labor disturbance by the employees of any of the Partnership Entities’ principal suppliers, contractors or customers, which would reasonably be expected to have a Material Adverse Effect.

(w)                               The historical consolidated financial statements and schedules of each of the Partnership, the predecessors to the Partnership and Direct Fuels and their respective consolidated subsidiaries included in the Registration Statement, the Preliminary Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Partnership, the predecessors to the Partnership and Direct Fuels and their respective consolidated subsidiaries, as applicable, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act, and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein). All disclosures contained in the Registration Statement, the Preliminary Prospectuses, the Prospectus and each Permitted Free Writing Prospectus (as defined herein) regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G and Item 10 of Regulation S-K under the Act, to the extent applicable.

(x)                                 BDO USA, LLP, who has certified certain financial statements of the Partnership, the predecessors to the Partnership and Direct Fuels and their respective consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, the Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Partnership Entities within the meaning of the Act and the Public Company Accounting Oversight Board.

(y)                                 The mineral reserve estimates of SSS contained in the Registration Statement, the Disclosure Package and the Prospectus are derived from reports that have been prepared and audited by Short Elliot Hendrickson Inc., Cooper Engineering Company, Inc. and Westward Environmental, Inc., and such estimates (i) fairly reflect, in all material respects, the mineral reserves attributable to SSS at the dates indicated therein and (ii) were calculated in accordance with standard mining engineering procedures used in the sand industry and applicable government reporting requirements and applicable law.  All assumptions used in the calculation of the mineral reserve estimates of SSS contained in the Registration Statement, the Disclosure Package and the Prospectus were and are reasonable in all material respects with (i) the procedures described in the

Registration Statement, the Disclosure Package and the Prospectus and (ii) all applicable guidelines and industry standards, including Industry Guide 7, of the Commission applied on a consistent basis throughout the periods involved. Each of Short Elliot Hendrickson Inc., Cooper Engineering Company, Inc. and Westward Environmental, Inc., which prepared the reports and audits upon which the estimates of the proven mineral reserves of SSS disclosed in the Registration Statement, the Disclosure Package and the Prospectus were based, is an independent mining engineer with respect to the Partnership Entities and for the periods set forth in the Registration Statement, the Disclosure Package and the Prospectus.

(z)                                  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, no action, suit, proceeding, inquiry or investigation by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the Partnership Entities or its or their property (including, for the avoidance of doubt, the Partnership Properties)  is pending or, to the knowledge of the Partnership Parties, threatened or contemplated that (i) would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated herein or therein; (ii) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or (iii) is required to be described in the Registration Statement, the Disclosure Package or the Prospectus but are not described as required.

(aa)                          On the Closing Date and each settlement date, the Partnership Entities will have (A) good and indefeasible title in fee simple to all real property owned by them and (B) good title to all other property and assets owned by them, in each case, free and clear of all Liens, except (i)  Liens that arise under or are expressly permitted by the Credit Agreement or (ii) Liens that do not, individually or in the aggregate, materially affect the value of such property and do not materially interfere with the use of such properties as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Disclosure Package and the Prospectus by the Partnership Entities. All real property, buildings and other improvements, and equipment and other property to be held under lease or sublease by any of the Partnership Entities will be held by them under valid, subsisting and enforceable leases or subleases, as the case may be, (i) except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (ii) with, solely in the case of leases or subleases relating to real property and buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements as they have been used in the past and are proposed to be used in the in the future as described in the Registration Statement, the Disclosure Package and the Prospectus, and all such leases and subleases will be in full force and effect; and none of the Partnership Entities has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above or affecting or questioning the rights of the Partnership Entities to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims that, if successfully asserted, would not, individually or in the aggregate, have a Material Adverse Effect.

(bb)                          On the Closing Date and each settlement date, each of the Partnership Entities will have such consents, easements, rights-of-way or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Disclosure Package and the Prospectus, except for such rights-of-way the failure of which to obtain would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities will have fulfilled and performed all of its obligations with respect to such rights-of-way and no event shall have occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities.

(cc)                            On the Closing Date and each settlement date, each of the Partnership Entities will possess such licenses, certificates, permits, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by all applicable federal, state, local or foreign governmental or regulatory authorities, agencies or bodies necessary to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to so possess would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Partnership Entities are and will be in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Governmental Licenses are and will be valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(dd)                          Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure to so file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ee)                            On the Closing Date and each settlement date, the Partnership Entities will be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are generally maintained by companies engaged in the same or similar business; all policies of insurance and any fidelity or surety bonds insuring the Partnership Entities or their respective businesses, assets, employees, officers and directors will be in full force and effect; the Partnership Entities will be in compliance with the terms of such policies and instruments in all material respects; there are no claims by any of the Partnership Entities under any existing policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Partnership Entities has been refused any insurance coverage sought or applied for; and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff)                              On the Closing Date and each settlement date, no Partnership Entity will be prohibited, directly or indirectly, from making any distribution with respect to its equity interests, from repaying any loans or advances to any other Partnership Entity or from transferring any of its property or assets to the Partnership or any other Partnership Entity, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(gg)                            Except as described in the Registration Statement, the Disclosure Package and the Prospectus, (A) with respect to the ownership and operation of the Partnership Properties, the Partnership Entities are in compliance with any and all applicable federal, state, local or foreign statutes, laws, rules, regulations, ordinances, codes, policies or rules of common law or any judicial or administrative interpretations thereof, including, without limitation, any judicial or administrative orders, consents, decrees or judgments, relating to pollution or the protection of human health and safety (to the extent such health and safety protection relates to exposure to Hazardous Materials, as defined below), natural resources, wildlife or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations imposing liability or standards of conduct concerning any pollutants or contaminants, hazardous, dangerous or toxic chemicals, materials, wastes or substances, any petroleum or petroleum products, or any polychlorinated biphenyls or radioactive materials (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, arrangement for disposal or transport, release, threatened release or handling of, or exposure to, Hazardous Materials (collectively, “Environmental Laws”), (B) with respect to the ownership and operation of the Partnership Properties, the Partnership Entities have all permits, authorizations and other approvals required for the operation of their business under any applicable Environmental Laws and are each in compliance with all terms and conditions of any such permits, authorizations and other approvals, (C) with respect to the ownership and operation of the Partnership Properties, no Partnership Entity has received notice of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of liability, noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities, and (D) with respect to the ownership and operation of the Partnership Properties, no Partnership Entity has any liability in connection with the release or threatened release of any Hazardous Materials and, to the knowledge of the Partnership Parties, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against any of the Partnership Entities relating to any Environmental Laws, which noncompliance or liability in the case of this clause (D) would reasonably be expected to have a Material Adverse Effect.

(hh)                          In the ordinary course of their businesses, the Partnership Entities periodically review the effect of Environmental Laws on their businesses, operations and properties, in the course of which they identify and evaluate associated costs and liabilities that they believe are reasonably likely to be incurred pursuant to such Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure or post-closure of properties or compliance with Environmental Laws, or any permit, authorization or other approval, any related constraints on operating activities and any potential liabilities to third parties).  On the basis of such review, the Partnership Entities have concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(ii)                                  The Partnership Entities own, possess, license or have other rights to use on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the operations of the Partnership Properties as now conducted or as proposed to be conducted in the Registration Statement, the Disclosure Package and the Prospectus.

(jj)                                No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, equityholders, affiliates, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Registration Statement, the Disclosure Package or the Prospectus and is not so described.

(kk)                          On the Closing Date, and each settlement date, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect (i) the Partnership Entities will be in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder (“ERISA”); (B) no audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Partnership Entities has occurred or is expected to occur and (C) no breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Partnership Entities has occurred; (ii) no “reportable event” (as defined in Section 4043(c) ERISA) has occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which any Partnership Entity would have any liability, whether actual or contingent (a “Plan”), excluding any reportable event for which the notice requirements have been waived; (iii) none of the Partnership Entities has incurred, nor does any such entity expect to incur, liability under (A) Title IV of ERISA or (B) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”) with respect to any Plan; (iv) each “pension plan” for which  any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Partnership Parties, nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and (v) no Partnership Entity has incurred any material unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business).

(ll)                                  Since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, neither the Partnership Entities nor the Partnership Properties have sustained any loss or interference from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in or affecting the condition (financial or otherwise), management, earnings, business or properties of the Partnership Entities or the Partnership Properties taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement, the  Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) or (ii) any dividend or distribution of any kind declared, paid or made by any Partnership Entity, in each case other than as described in the Registration Statement, the Disclosure Package and the Prospectus.

(mm)                  The statements in the Disclosure Package and the Prospectus under the captions “Description of Our Common Units,” “The Partnership Agreement” and “How We Make Cash Distributions,” in each case to the extent that such statements constitute summaries of statutes, rules, regulations, legal and governmental proceedings, are accurate in all material respects; all descriptions in the Registration Statement, the Disclosure Package and the Prospectus of any of the terms of (i) all instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K and (ii) any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, to which any of the Partnership Entities is a party, are accurate in all material respects.  There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, that is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus).

(nn)                          At the Effective Date, the Partnership Entities and, to the knowledge of the Partnership Parties, the officers and directors of the General Partner, in their capacities as such, were, and on the Closing Date, will be, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the applicable rules and regulations of the Commission and the New York Stock Exchange (the “NYSE”) promulgated thereunder.

(oo)                          None of the Partnership Entities is now, nor immediately following the sale of the Units hereunder and the application of the net proceeds from such sale as described in the Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(pp)                          The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.  The Partnership Entities’ internal controls over financial reporting are effective and, except as disclosed in the Disclosure Package and the Prospectus, none of the Partnership Parties is aware of any material weaknesses in the Partnership Entities’ internal control over financial reporting.

(qq)                          The Partnership has established and maintains “disclosure controls and procedures” (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act); and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(rr)                                Since the end of the Partnership’s most recent audited fiscal year, there has been (i) no significant deficiency or material weakness in the Partnership’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Partnership’s internal control over financial reporting that has materially affected or is reasonably likely to materially affect the Partnership’s internal control over financial reporting.

(ss)                              The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(tt)                                None of the Partnership Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(uu)                          No Partnership Entity nor, to the knowledge of any of the Partnership Entities, any director, officer, agent, employee or affiliate of any Partnership Entity, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of, anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.  The Partnership Entities and, to the knowledge of the Partnership Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(vv)                          The operations of each of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the best knowledge of the Partnership Parties, threatened.

(ww)                      No Partnership Party nor, to the knowledge of the Partnership Parties any director, officer, agent, employee or affiliate of any Partnership Entity, is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S.

Treasury Department (“OFAC”); and the Partnership Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xx)                          All statistical and market-related data included in the Registration Statement, the Disclosure Package or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(yy)                          To the knowledge of the Partnership Parties, there are no affiliations or associations between any member of FINRA and the Partnership, the General Partner, any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

(zz)                            Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Partnership and any person granting such person the right to require the Partnership to file a registration statement under the 1933 Act or to require the Partnership to include any securities held by any person in any registration statement filed by the Partnership under the 1933 Act.

(aaa)                   Each of the persons listed on Schedule IV hereto has executed and delivered to the Representatives a lock-up agreement in the form of Exhibit A hereto.  Schedule IV hereto contains a true, complete and correct list of all parties subject to lockup.

(bbb)                   The outstanding Common Units are listed on the NYSE and the Partnership has applied to list the Units being sold hereunder on the NYSE.

(ccc)                      On the Closing Date, the Operating Company, SSS, Direct Fuels and AEC will be the only significant subsidiaries of the Partnership as defined by Rule 1-02 of Regulation S-X.

Any certificate signed by any officer of any of the Partnership Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by each of the Partnership Parties, as to matters covered thereby, to each Underwriter.

2.                                 Representations and Warranties of the Selling Unitholders.  Each Selling Unitholder, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters that:

(a)                                 Each Selling Unitholder is the record and beneficial owner of the Units to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Units in blank, and has full power and authority to sell its interest in the Units, and, assuming that each Underwriter acquires its interest in the Units it has purchased from such Selling Unitholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Units delivered on the Closing Date to The Depository Trust Company (“DTC”) or other securities intermediary by making payment therefor as provided herein, and that has had such Units credited to the securities account or accounts of such Underwriters maintained with DTC or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Units.

(b)                                 Such Selling Unitholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(c)                                  Such Selling Unitholder’s Units have been placed in custody, for delivery pursuant to the terms of this Agreement, under a stock power (the “Stock Power”) and a custody agreement (the “Custody Agreement”) duly authorized (if applicable) executed and delivered by such Selling Unitholder, in the form heretofore furnished to the Underwriters; the Units so held in custody for such Selling Unitholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by such Selling Unitholder hereunder and under the Stock Power and Custody Agreement, are not subject to termination by any acts of such Selling Unitholder, or by operation of law, whether by the death or incapacity of such Selling Unitholder or the occurrence of any other event.

(d)                                 No Consent of or with any court, governmental agency or body having jurisdiction over such Selling Unitholder or any of its properties or assets is required in connection with (i) the offering, issuance or sale of the Units as described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) the execution, delivery and performance of this Agreement, the Custody Agreement or the Stock Power by such Selling Unitholder or (iii) or the consummation of any other transactions contemplated by this Agreement, the Custody Agreement or the Stock Power other than (A) registration of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith) and Consents required under the Exchange Act, (B) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (C) Consents under the rules and regulations of FINRA, (D) Consents that have been, or prior to the Closing Date will be, obtained and (E) Consents that, if not obtained, would not reasonably be expected, individually or in the aggregate, to materially impair the ability of such Selling Unitholder to consummate the offering and sale of the Units as contemplated by this Agreement.

(e)                                  None of (i) the offering, issuance or sale of the Units, (ii) the execution,

delivery and performance of this Agreement, the Custody Agreement or the Stock Power by such Selling Unitholder or (iii) the consummation of any other transactions contemplated by this Agreement, the Custody Agreement or the Stock Power (A) conflicts or will conflict with, or constitutes or will constitute a violation of, the partnership agreement, limited liability company agreement, certificate of limited partnership, certificate of formation, conversion or other constituent document of such Selling Unitholder, if not a natural person, (B) conflicts or will conflict with, or constitutes or will constitute a breach or violation of, or a default under (or an event that, with notice or lapse of time or both would constitute such a default), the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which such Selling Unitholder is a party or bound or to which any of its properties is subject, (C) violates or will violate any statute, law, rule, regulation, judgment, order, decree or injunction of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Selling Unitholder or any of its properties in a proceeding to which such Selling Unitholder or its property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of such Selling Unitholder, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to materially impair the ability of such Selling Unitholder to consummate the offering and sale of the Units as contemplated by this Agreement.

(f)                                   This Agreement has been duly authorized (as applicable), executed and delivered by or on behalf of such Selling Unitholder.

(g)                                  Such Selling Unitholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Units.

(h)                                 Except as described in the Disclosure Package and the Prospectus, such Selling Unitholder does not (i) have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(i)                                     Such Selling Unitholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Partnership under the Registration Statement or included in the offering contemplated by this Agreement, other than as have been complied with or waived.

(j)                                    Neither such Selling Unitholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(k)                                 The information related to such Selling Unitholder furnished in writing by or on behalf of such Selling Unitholder to the Partnership and the Underwriters expressly for use in the Registration Statement, the Pricing Prospectus, the Prospectus or any other Issuer Free Writing Prospectus or any amendment or supplement thereto (the “Selling Unitholder Information”), does not include any untrue statement of a material fact or omit to state a material fact. For the avoidance of doubt, each of the Partnership and the Underwriters acknowledges and agrees that for all purposes of this Agreement, the only information furnished to the Partnership and the Underwriters by or on behalf of such Selling Unitholder expressly for use in the Registration Statement, the Disclosure Package, the Prospectus or any amendments or supplements thereto are the number of Units owned and the number of Units proposed to be offered by such Selling Unitholder under the caption “Selling Unitholder” and the information appearing in the Disclosure Package and the Prospectus under the captions “Selling Unitholder” and the “Selling Unitholder Information” shall be limited to such information. Such Selling Unitholder is not prompted to sell the Units to be sold by such Selling Unitholder hereunder by any information concerning any Partnership Entity which is not set forth in the Registration Statement, the Disclosure Package or the Prospectus.

Any certificate signed by or on behalf and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a representation and warranty by  such Selling Unitholder, as to matters covered thereby, to each Underwriter.

3.                                 Purchase and Sale.

(a)                                 Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Unitholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Unitholders, at a purchase price of $105.24 per unit, the amount of the Firm Units set forth opposite such Underwriter’s name in Schedule II hereto.

(b)                                 Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Unitholders hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to 527,307 Option Units at the same purchase price per unit as the Underwriters shall pay for the Firm Units, less an amount per unit equal to any dividends or distributions declared by the Partnership and payable on the Firm Units but not payable on the Option Units. Said option may be exercised in whole or from time to time in part at any time on or before the 30th day after the date of the Prospectus upon written, electronic or telegraphic notice by the Representatives to the Selling Unitholders setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date.  The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional Units.

4.                                 Delivery and Payment.  Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 3(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 9:00 AM, Southlake, Texas time, on June 25, 2014, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”).  Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Unitholders by wire transfer payable in same-day funds to an account specified by the Selling Unitholders. Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

If the option provided for in Section 3(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Selling Unitholders will deliver the Option Units (at the expense of the Partnership) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Unitholders by wire transfer payable in same-day funds to an account specified by the Selling Unitholders.  If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Representatives on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 7 hereof.

5.                                 Further Agreements of the Partnership Parties.  Each of the Partnership Parties agrees with the several Underwriters that:

(a)                                 Prior to the termination of the offering of the Units, the Partnership will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Partnership has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object.  The Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Partnership will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Partnership will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                                 If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which (i) the Disclosure Package or any Issuer Free Writing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) any Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus, the Partnership will (A) notify promptly the Representatives so that any use of the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, may cease until it is amended or supplemented; (B) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, to correct such statement, omission or conflict; and (C) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request.

(c)                                  If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Partnership promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representatives in such quantities as they may reasonably request.

(d)                                 The Partnership will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.  The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(e)                                  The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject

(f)                                   The Partnership will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to sell, pledge or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any affiliate of the Partnership, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or publicly announce an intention to effect any such transaction, for a period of 60 days (the “Lock-Up Period”) after the date of this Agreement; provided, however, that the Partnership may, without the prior written consent of the Representatives, effect the registration of the offer and sale of the Units as contemplated by this Agreement.

(g)                                  The Partnership Entities will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(h)                                 The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees); (vii) any filings required to be made with FINRA (including filing fees); (viii) the fees and expenses of the Partnership Entities’

accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership; and (ix) all other costs and expenses incident to the performance by the Partnership Parties of their obligations hereunder; provided that except as provided in this Section 5 and in Section 7 hereof, the Underwriters shall pay their own costs and expenses, including, without limitation, the costs and expenses of their counsel, any transfer taxes on the Units that they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

(i)                                     The Partnership agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Partnership that, unless it has or shall have obtained, as the case may be, the prior written consent of the Partnership, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Partnership is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(j)                                    The Partnership will use its reasonable best efforts to effect and maintain the listing of the Common Units on the NYSE.

(k)                                 The Partnership will notify promptly the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Units within the meaning of the Act and (ii) completion of the 60-day restricted period referred to in Section 5(f) hereof.

6.                                 Further Agreements of the Selling Unitholders.  Each Selling Unitholder agrees with the several Underwriters that:

(a)                                 Each Selling Unitholder will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to sell, pledge or otherwise dispose of or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by such Selling Unitholder or any affiliate of such Selling Unitholder, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or publicly announce an intention to effect any such transaction, during the Lock-Up Period; provided, however, that the Selling Unitholders may, without the prior written consent of the Representatives, effect the registration of the offer and sale of the Units as contemplated by this Agreement.

(b)                                 Each Selling Unitholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(c)                                  Each Selling Unitholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

7.                                 Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Partnership Parties and the Selling Unitholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 4 hereof, to the accuracy of the statements of the Partnership Parties and the Selling Unitholders made in any certificates pursuant to the provisions hereof, to the performance by the Partnership Parties  and the Selling Unitholders of their respective obligations hereunder and to the following additional conditions:

(a)                                 The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                 The Partnership shall have requested and caused Latham & Watkins LLP, counsel for the Partnership Parties, to have furnished to the Representatives its legal opinion, dated the Closing Date and any settlement date pursuant to Section 4 hereof, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit B.

(c)                                  The Selling Unitholders shall have requested and caused Latham & Watkins LLP, counsel for the Selling Unitholders, to have furnished to the Representatives a legal opinion, dated the Closing Date and any settlement date pursuant to Section 4 hereof, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth on Exhibit C.

(d)                                 The Representatives shall have received from Vinson & Elkins L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any settlement date pursuant to Section 4 hereof, and addressed to the Representatives, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have caused the Partnership Entities to furnish to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e)                                  Each Partnership Party shall have furnished to the Representatives certificates of the Chairman, the President or the Chief Executive Officer of such Partnership Party (or persons holding similar positions, as applicable) and of the Chief Financial Officer or Chief Accounting Officer of such Partnership Party (or persons holding similar positions, as applicable), dated the Closing Date and any settlement date pursuant to Section 4 hereof, to the effect that the signers of each such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, as well as each electronic roadshow used in connection with the offering of the Units, and this Agreement and that:

(i)                                     the representations and warranties of such Partnership Party in this Agreement are true and correct on and as of the Closing Date and any settlement date pursuant to Section 4 hereof, with the same effect as if made on the Closing Date and any settlement date pursuant to Section 4 hereof, and such Partnership Party has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date or settlement date, as applicable;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of such Partnership Party, threatened; and

(iii)                               since the date of the most recent financial statements included in the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(f)                                   Each Selling Unitholder, which is not a natural person, shall have furnished to the Representatives a certificate signed by the Chairman of the Board or the President and the principal financial or accounting officer of such Selling Unitholder, and Each Selling Unitholder, who is a natural person, shall have furnished to the Representatives a certificate signed by such Selling Unitholder, dated the Closing Date and any settlement date pursuant to Section 4 hereof,  to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto and that the representations and warranties of such Selling Unitholder in this Agreement are true and correct on and as of the Closing Date and any settlement date pursuant to Section 4 hereof, with the same effect as if made on the Closing Date and any settlement date pursuant to Section 4 hereof, and such Selling Unitholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date or settlement date, as applicable.

(g)                                  The Representatives shall have received from each of BDO USA, LLP, Short Elliot Hendrickson Inc., Cooper Engineering Company, Inc. and Westward Environmental, Inc. customary comfort letters dated the date of this Agreement, the Closing Date and any settlement date, and addressed to the Underwriters (with executed copies for each of the Representatives), containing (i) in the case of the letters of BDO USA, LLP, statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto, (ii) in the case of the letters of Short Elliot Hendrickson Inc., Cooper Engineering Company, Inc. and Westward Environmental, Inc., statements and information of the type ordinarily included in mineral reserve engineers’ “comfort letters” to underwriters with respect to the mineral reserve reports described in Section 1(z) hereof and related reserve information contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto and (iii) with regards to such letters dated the Closing Date or any settlement date, to the effect that such firm reaffirms the statements made in the letters furnished on the date of this Agreement, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date or such settlement date.  References to the Prospectus in this paragraph (f) include any supplement thereto at the date of the respective letter.

(h)                                 Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 7 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties (including, for the avoidance of doubt, the Partnership Properties) of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i)                                     Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Partnership Entities’ debt securities, if any, by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)                                    At the Execution Time, the Partnership shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each of the parties listed on Schedule IV hereto and addressed to the Representatives.

(k)                                 The Representatives shall have received from the Partnership a certificate of the Chief Executive Officer or the Chief Financial Officer of the General Partner, dated the Closing Date and any settlement date pursuant to Section 4 hereof, and addressed to the Representatives, with respect to certain information included in the Disclosure Package and the Prospectus, in form and substance reasonably satisfactory to the Representatives.

(l)                                     The Representatives shall have received from the Partnership Parties and the Selling Unitholders such additional information, certificates and documents as the Representatives or counsel for the Underwriters may reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and Vinson & Elkins L.L.P., counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the office of Vinson & Elkins L.L.P., counsel for the Underwriters, at 1001 Fannin Street, Suite 2500, Houston, Texas 77002, on the Closing Date and any settlement date pursuant to Section 4 hereof.

8.                                 Reimbursement of Underwriters’ Expenses.  If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 10, Section 11 or Section 12 hereof or because of any refusal, inability or failure on the part of the Partnership Parties or any Selling Unitholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Partnership Parties will reimburse the Underwriters severally through Merrill Lynch, Pierce, Fenner & Smith Incorporated on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

9.                                 Indemnification and Contribution.

(a)                                 The Partnership Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, managers, employees and agents of each Underwriter, affiliates of each Underwriter who have, or are alleged to have, participated in the distribution of Units as underwriters, and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Units as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel chosen by the Underwriters; provided, further that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 9(c) hereof.  This indemnity agreement will be in addition to any liability which the Partnership Parties may otherwise have.

(b)                                 The Selling Unitholders jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, managers, employees and agents of each Underwriter, affiliates of each Underwriter who have, or are alleged to have, participated in the distribution of Units as underwriters, and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in reliance upon and in conformity with the Selling Unitholder Information; and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel chosen by the Underwriters. This indemnity agreement will be in addition to any liability which the Partnership Parties may otherwise have.

(c)                                  Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Partnership Parties, each of the General Partner’s directors and officers who signs the Registration Statement, and each person who controls the Partnership Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Partnership Parties to each Underwriter, but only with reference to written information furnished to the Partnership by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Partnership Parties and the Selling Unitholders acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Units, (ii) paragraph one under the caption “Underwriting—Commissions and Discounts,” (iii) “Underwriting—Price Stabilization, Short Positions and Penalty Bids” and (iv) paragraph two under the caption “Underwriting—Other Relationships” in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(d)                                 Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)                                  In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Partnership Parties, the Selling Unitholders and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Partnership Parties and one or more of the Selling Unitholders and Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties and the Selling Unitholders on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Partnership Parties, the Selling Unitholders and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Partnership Parties and the Selling Unitholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses and applicable structuring and advisory fees) received by the Selling Unitholders, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Partnership Parties or the Selling  Unitholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Partnership Parties, the Selling Unitholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 9(e), each person who controls an Underwriter within the meaning of either the Act or the Exchange

Act and each director, officer, manager, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Partnership Parties  or any Selling Unitholder, that is not a natural person, within the meaning of either the Act or the Exchange Act, each officer of the General Partner who shall have signed the Registration Statement and each director of the General Partner shall have the same rights to contribution as the Partnership Parties and the Selling Unitholders, subject in each case to the applicable terms and conditions of this paragraph (e).

10.                          Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Units set forth opposite their names in Schedule II hereto bears to the aggregate amount of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the Partnership Parties.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11.                          Default by a Selling Unitholder. If a Selling Unitholder shall fail at the Closing Date or any settlement date, as the case may be, to sell and deliver the number of Units which such Selling Unitholder is obligated to sell hereunder, and the remaining Selling Unitholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Units to be sold by them hereunder to the total number to be sold by all Selling Unitholders as set forth in Schedule I hereto, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Partnership and the non-defaulting Selling Unitholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Section 8 and Section 9 hereof shall remain in full force and effect or (ii) elect to purchase the Units which the non-defaulting Selling Unitholders have agreed to sell hereunder.  No action taken pursuant to this Section 11 shall relieve any Selling Unitholder so defaulting from liability, if any, in respect of such default

12.                          Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such delivery and payment (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on the NYSE, (ii) a banking moratorium shall have been declared either by federal or New York State authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto) or (iv) there has occurred any material adverse effect in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Units.

13.                          Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Partnership Parties or any of their officers, the Selling Unitholders and the officers of any Selling Unitholder who is not a natural person  and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Partnership Parties or the Selling Unitholders or any of the directors, officers, managers, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Units.  The provisions of Section 8 and Section 9 hereof shall survive the termination or cancellation of this Agreement.

14.                          Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, at One Bryant Park, New York, New York 10036, attention of Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730); Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with copy to the Legal Department; and Wells Fargo Securities, LLC, 375 Park Avenue 4th Floor, New York, New York 10152, Attention: Equity Syndicate Department, Fax: (212) 214-5918; or, if sent to the Partnership, will be mailed, delivered or telefaxed to 1400 Civic Place, Suite 250, Southlake, Texas 76092, Attention: Warren B. Bonham (fax no.: (817) 488-7739).

15.                          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the directors, officers, managers, employees, agents or controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

16.                          No Fiduciary Duty. Each Partnership Party and Selling Unitholder hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership Parties and the Selling Unitholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Partnership Parties and the Selling Unitholders and (c) the engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each Partnership Party and each Selling Unitholder agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Partnership Parties or the Selling Unitholders on related or other matters).  Each Partnership Party and each Selling Unitholder agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any of the Partnership Parties or the Selling Unitholders in connection with such transaction or the process leading thereto.

17.                          Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership, the Selling Unitholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18.                          Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19.                          Waiver of Jury Trial. Each Partnership Party and each Selling Unitholder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                          Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

21.                          Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22.                          Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Agreement” shall mean this Underwriting Agreement dated June 20, 2014, by and among the Partnership Parties, the Selling Unitholders and the Underwriters.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Disclosure Package” shall mean, collectively, (i) the Preliminary Prospectus dated June 19, 2014, (ii) the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Partnership Properties” shall mean all of the assets, properties, rights, titles, interests, estates, remedies, powers and privileges owned by the Partnership Subsidiaries.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in Section 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 134,” “Rule 144A,” “Rule 158,” “Rule 164,” “Rule 172,” “Rule 175,” “Rule 405,” “Rule 424,” “Rule 430A,” “Rule 433,” “Rule 436,” “Rule 462,” “Rule 501” and “Rule 601” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the Registration Statement referred to in Section 1(a) hereof.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership Parties and the several Underwriters.

Very truly yours,

Emerge Energy Services LP

By:	Emerge Energy Services GP LLC, its general partner

By:	/s/ Warren B. Bonahm
Name:	Warren B. Bonham
Title:	Vice President

Emerge Energy Services GP LLC

By:	/s/ Warren B. Bonahm
Name:	Warren B. Bonham
Title:	Vice President

Emerge Energy Services Operating LLC

By:	Emerge Energy Services LP, its sole member

By:	Emerge Energy Services GP LLC, its general partner

By:	/s/ Warren B. Bonahm
Name:	Warren B. Bonham
Title:	Vice President

[Signature Page to Underwriting Agreement]

AEC RESOURCES LLC

By:	/s/ Ted. W. Beneski
Name:	Ted. W. Beneski
Title:	Vice Chairman of the Board

SUPERIOR SILICA RESOURCES LLC

By:	/s/ Ted. W. Beneski
Name:	Ted. W. Beneski
Title:	Chairman of the Board

By:	/s/ Ted. W. Beneski
Name:	Ted. W. Beneski

By:	/s/ Rick Shearer
Name:	Rick Shearer

By:	/s/ Warren Bonham
Name:	Warren Bonham

By:	/s/ Justin Renfro
Name:	Justin Renfro

By:	/s/ Keath Hance
Name:	Keath Hance

By:	/s/ Josh Clements
Name:	Josh Clements

By:	/s/ Scott Lambert
Name:	Scott Lambert

By:	/s/ Terry Nevels
Name:	Terry Nevels

By:	/s/ Richard DeShazo
Name:	Richard DeShazo

By:	/s/ Rick Parrot
Name:	Rick Parrot

By:	/s/ Herb Jernigan
Name:	Herb Jernigan

By:	/s/ Kevin Clark
Name:	Kevin Clark

By:	/s/ Eliot Kerlin
Name:	Eliot Kerlin

By:	/s/ Brad Buser
Name:	Brad Buser

By:	/s/ Tiffany Perez
Name:	Tiffany Perez

By:	/s/ Andrew Boisseau
Name:	Andrew Boisseau

By:	/s/ Felicia Hardwick
Name:	Felicia Hardwick

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Michael Cannon
Name:	Michael Cannon
Title:	Managing Director

Morgan Stanley & Co. LLC

By:	/s/ Alice S. Vilma
Name:	Alice S. Vilma
Title:	Executive Director

Wells Fargo Securities, LLC

By:	/s/ David Herman
Name:	David Herman
Title:	Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Superior Silica Resources LLC

Allied Energy Company Resources LLC

Ted Beneski

Rick Shearer

Warren Bonham

Justin Renfro

Richard L. DeShazo

Terry Nevels

Scott Lambert

Keath Hance

Josh Clements

Felicia Hardwick

Rick Parrot

Herb Jernigan

Kevin Clark

Eliot Kerlin

Brad Buser

Tiffany Perez

Andrew Boisseau

Schedule I-1

SCHEDULE II

Underwriters	Number of Firm Units to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	632,777
Morgan Stanley & Co. LLC	492,154
Wells Fargo Securities, LLC	492,154
Citigroup Global Markets Inc.	351,538
J.P. Morgan Securities LLC	351,538
Goldman, Sachs & Co.	281,231
UBS Securities LLC	281,231
Robert W. Baird & Co. Incorporated	140,615
Stifel, Nicolaus & Company, Incorporated	140,615
BB&T Capital Markets, a division of BB&T Securities, LLC	70,307
Cowen and Company, LLC	70,307
PNC Capital Markets LLC	70,307
William Blair & Company, L.L.C.	70,307
Wunderlich Securities, Inc.	70,307

Total	3,515,388

Schedule II-1

SCHEDULE III

Schedule of Issuer Free Writing Prospectuses included in the Disclosure Package

None.

Schedule III-1

SCHEDULE IV

Parties to Lock-Up Agreements

1.	Insight Equity Management Company LLC
2.	Insight Equity I LP
3.	Insight Equity (Tax Exempt) I LP
4.	Insight Equity (Cayman) I LP
5.	Insight Equity (Affiliated Coinvestors) I LP
6.	Insight Equity Acquisition Company, LLC
7.	Emerge Energy Services GP, LLC
8.	Emerge Energy Services Holdings LLC
9.	Superior Silica Resources LLC
10.	Ted Beneski
11.	Victor Vescovo
12.	AEC Resources LLC
13.	Warren Bonham
14.	Kevin McCarthy
15.	Rick Shearer
16.	Robert Lane
17.	Richard L. DeShazo
18.	Eliot Kerlin, Jr.
19.	Francis Kelly III
20.	Kevin Clark
21.	Justin Renfro
22.	Terry Nevels
23.	Scott Lambert
24.	Keath Hance
25.	Josh Clements
26.	Felicia Hardwick
27.	Rick Parrot
28.	Herb Jernigan
29.	Brad Buser
30.	Tiffany Perez
31.	Andrew Boisseau

Schedule IV-1

SCHEDULE V

Foreign Jurisdictions

Partnership Entity	Jurisdiction of Formation/Organization	Foreign Jurisdictions

Emerge Energy Services GP LLC	Delaware	AL, OH, PA, TX, WI

Emerge Energy Services LP	Delaware	AL, OH, PA, TX, WI

Emerge Energy Services Operating LLC	Delaware	AL, OH, PA, TX, WI

Superior Silica Sands LLC	Texas	OH, PA, WI

Direct Fuels, LLC	Delaware	TX

Allied Energy Company LLC	Alabama	N/A

Allied Renewable Energy, LLC	Delaware	AL

Emerge Energy Distributors Inc.	Delaware	AL, TX

Schedule V-1

SCHEDULE VI

Ownership of Partnership Subsidiaries

Partnership Subsidiary	Issued and Outstanding Equity Interests	Owner

Emerge Energy Services Operating LLC	Limited Liability Company Interests	100% owned by Emerge Energy Services LP

Superior Silica Sands LLC	Limited Liability Company Interests	100% owned by Emerge Energy Services Operating LLC

Direct Fuels LLC	Limited Liability Company Interests	100% owned by Emerge Energy Services Operating LLC

Allied Energy Company LLC	Limited Liability Company Interests	100% owned by Emerge Energy Services Operating LLC

Allied Renewable Energy, LLC	Limited Liability Company Interests	100% owned by Allied Energy Company LLC

Emerge Energy Distributors Inc.	100 Shares of Common Stock	100% owned by Emerge Energy Services Operating LLC

Schedule VI-1

EXHIBIT A

FORM OF LOCK-UP LETTER

                  , 2014

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

MORGAN STANLEY & CO. LLC

WELLS FARGO SECURITIES, LLC

As Representatives of the several Underwriters,

c/o MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

This letter (“Lock-up Letter”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among Emerge Energy Services LP (the “Partnership”), Emerge Energy Services GP LLC, Emerge Energy Services Operating LLC, each Selling Unitholder named therein and each of you, as representatives (the “Representatives”) of a group of Underwriters named therein, relating to an underwritten public offering of common units representing limited partner interests in the Partnership (“Common Units”).

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Common Units of the Partnership or any securities convertible into or exercisable or exchangeable for Common Units, or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of the Underwriting Agreement (the “Lock-up Period”) other than (i) Common Units disposed of as bona fide gifts approved by the Representatives (provided that in the case of any such transfer pursuant to a bona fide gift, the transferee or donee shall execute and deliver a lock-up letter agreement substantially in the form of this Lock-Up Letter),  or (ii) Common Units disposed of to satisfy tax witholding obligations in conjunction with the issuance or vesting of equity incentive awards outstanding due to an acceleration event upon the death or disability of a participant in accordance with the terms of any plan or award agreement relating to such equity incentive awards.

A-1

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

A-2

EXHIBIT B

FORM OF OPINION OF LATHAM & WATKINS LLP

To be provided to the Underwriters

EXHIBIT C

FORM OF OPINION OF LATHAM & WATKINS LLP
(AS COUNSEL TO SELLING UNITHOLDERS)

To be provided to the Underwriters